Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 168 to the Registration Statement on Form N-1A of Fidelity Advisor Series I: Fidelity Advisor Dividend Growth Fund of our report dated January 16, 2015; Fidelity Advisor Series Equity Growth Fund of our report dated January 21, 2015; Fidelity Advisor Series Small Cap Fund of our report dated January 20, 2015; and Fidelity Advisor Small Cap Fund of our report dated January 13, 2015 relating to the financial statements and financial highlights included in the November 30, 2014 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Boston, Massachusetts January 23, 2015